Form 4 Joint Filer Information

Name:	Kevin Oram
Address:	c/o Praesidium Investment Management Company, LLC 1411 Broadway – 29th Floor New York, NY 10018
Date of Event Requiring Statement:	2/3/17

Name:	Peter Uddo
Address:	c/o Praesidium Investment Management Company, LLC 1411 Broadway – 29th Floor New York, NY 10018
Date of Event Requiring Statement:	2/3/17